Chefs’ Warehouse, Inc. 8-K

Exhibit 99.1

The Chefs’ Warehouse Reports Third Quarter 2014 Financial Results

Net Sales Increase 22% Compared to Third Quarter of 2013

Ridgefield, CT, November 5, 2014 – The Chefs’ Warehouse, Inc. (NASDAQ: CHEF), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its third quarter ended September 26, 2014.

Financial highlights for the third quarter of 2014 compared to the third quarter of 2013:

•	Net sales increased 22% to $208.1 million for the third quarter of 2014 from $170.6 million for the third quarter of 2013.
•	Net income available for common stockholders was $4.2 million for the third quarter of 2014 and 2013.
•	Earnings per diluted share available to common stockholders was $0.17 for the third quarter of 2014 compared to $0.20 for the third quarter of 2013.
•	Modified pro forma earnings per diluted share available to common stockholders[1] was $0.15 per diluted share for the third quarter of 2014 compared to $0.21 per diluted share for the third quarter of 2013.
•	Adjusted EBITDA[1] was $10.6 million for the third quarter of 2014 compared to $12.0 million for the third quarter of 2013.

“During the third quarter we experienced improvement in our core specialty business, especially in case growth, which was up 5.1% over the third quarter of 2013,” said Chris Pappas, chairman and chief executive officer of The Chefs’ Warehouse, Inc. “While we are pleased with the performance of our core businesses, our results were negatively impacted by virtually unprecedented inflation - particularly in the dairy, cheese and proteins categories - and the performance of our Allen Brothers business unit. We have continued to make significant changes and investments at Allen Brothers to improve the financial performance of that business and see even more long-term potential for growth than originally projected. Finally, we are very excited about our most recent acquisition of Euro Gourmet Inc. and the expanded customer and product offering that it brings to our Mid-Atlantic operation.”

Third Quarter Fiscal 2014 Results

Net sales for the quarter ended September 26, 2014 increased approximately 22.0% to $208.1 million from $170.6 million for the quarter ended September 27, 2013. The increase in net sales was the result of the acquisition of Allen Brothers in late 2013, as well as organic sales growth in the Company’s core specialty business. The Allen Brothers acquisition accounted for approximately $19.5 million of our year-over-year net sales growth for the quarter. Organic growth contributed approximately $18.0 million, or 10.5%, to our year over year growth, reflecting underlying case growth of 5.1%, unique customer growth of 10.0% and placement growth of 5.6% in our core business. Inflation continued to increase sequentially during the quarter, particularly in the dairy, cheese and protein categories, and was approximately 5.6% for the quarter.

Gross profit increased approximately 15.3% to $50.7 million for the third quarter of 2014 from $44.0 million for the third quarter of 2013. Gross profit margin decreased approximately 143 basis points to 24.4% from 25.8%. This decrease was due in large part to the shift in product mix toward more protein items, as well as the performance of Allen Brothers. Gross profit margins were also negatively impacted by inflation, most significantly in the dairy category.

1 Please see the Consolidated Statements of Operations at the end of this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, modified pro forma net income available to common stockholders and modified pro forma EPS to these measures’ most directly comparable GAAP measure.

Total operating expenses increased by approximately 20.7% to $41.7 million for the third quarter of 2014 from $34.5 million for the third quarter of 2013. As a percentage of net sales, operating expenses were 20.0% in the third quarter of 2014 compared to 20.2% in the third quarter of 2013. The decrease in our operating expense ratio is primarily attributable to the recovery of approximately $1.5 million related to the settlement of a dispute with the former owners of Michael’s Finer Meats related to the previously disclosed inventory issues at that subsidiary, offset by higher net shipping costs and catalog promotion costs related to Allen Brothers, and increased investments in information technology initiatives.

Operating income for the third quarter of 2014 was $9.0 million compared to $9.4 million for the third quarter of 2013, reflecting the increase in gross profit offset by increased operating expenses discussed above. As a percentage of net sales, operating income was 4.3% in the third quarter of 2014 compared to 5.5% in the prior year’s third quarter.

Net income available to common stockholders was $4.2 million, or $0.17 per diluted share, for the third quarter of 2014 compared to $4.2 million, or $0.20 per diluted share, for the third quarter of 2013. The weighted average shares outstanding for the third quarter of 2014 reflects the impact of the Company’s common stock offering completed in September 2013.

On a non-GAAP basis, adjusted EBITDA was $10.6 million in the third quarter of 2014 compared to $12.0 million in the third quarter of 2013. Modified pro forma net income available to common stockholders1 was $3.7 million and modified pro forma EPS was $0.15 for the third quarter of 2014 compared to modified pro forma net income available to common stockholders of $4.4 million and modified pro forma EPS of $0.21 for the third quarter of 2013.

2014 Guidance

The Company is updating its financial guidance for 2014 to be as follows:

•	Revenue between $825.0 million and $835.0 million.
•	Adjusted EBITDA between $43.7 million and $46.3 million.
•	Net income between $14.3 million and $15.5 million.
•	Net income per diluted share between $0.57 and $0.62.
•	Modified pro forma net income per diluted share between $0.60 and $0.65.

The above guidance is based upon an estimated effective tax rate of approximately 41.0% and an estimated fully diluted share count of 25.0 million shares.

Conference Call

The Company will host a conference call to discuss third quarter 2014 financial results today at 5:00 p.m. ET. Hosting the call will be Chris Pappas, chairman and chief executive officer, and John Austin, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 705-6003 or for international callers (201) 493-6725. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or for international callers (858) 384-5517; the conference ID is 13591229. The replay will be available until Wednesday, November 12, 2014. The call will also be webcast live from the Company’s investor relations website (http://investors.chefswarehouse.com). A replay of the webcast will be available at this location for 30 days.

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Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company’s vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to a lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risk of loss of customers due to the fact that the Company does not customarily have long-term contracts with its customers; changes in the availability or cost of the Company’s specialty food products; the ability to effectively price the Company’s specialty food products and reduce the Company’s expenses; the relatively low margins of the foodservice distribution industry and the Company’s and its customers’ sensitivity to inflationary and deflationary pressures; the Company’s ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to integrate and realize expected synergies from those acquisitions; the Company’s ability to deploy the remaining net proceeds from its September 2013 common stock offering within the timeframe currently contemplated; the Company’s ability to open, and begin servicing customers from, a new Chicago distribution center and the expenses associated therewith; increased fuel costs and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company’s management team and the Company’s ability to replace such personnel; the strain on the Company’s infrastructure and resources caused by its growth; the Company’s ability to recover its losses related to the accounting issue at its Michael’s Finer Meats subsidiary from the former owners of that business; and the results of the Company’s continuing investigation into the accounting issue involving its Michael’s Finer Meats subsidiary. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2014 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 30,000 products to more than 20,000 customer locations throughout the United States and Canada.

Contact:

Investor Relations

John Austin, (718) 684-8415

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THE CHEFS’ WAREHOUSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THIRTEEN AND THIRTY-NINE WEEKS ENDED SEPTEMBER 26, 2014 AND SEPTEMBER 27, 2013

(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 26, 2014	September 27, 2013	September 26, 2014	September 27, 2013

Net Sales	$208,070	$170,581	$608,397	$480,158
Cost of Sales	157,377	126,624	459,234	357,068
Gross Profit	50,693	43,957	149,163	123,090

Operating Expenses	41,660	34,522	127,824	96,701
Operating Income	9,033	9,435	21,339	26,389

Interest Expense	1,896	2,328	6,063	5,598
Loss (Gain) on Disposal of Assets	5	—	(6)	4

Income Before Income Taxes	7,132	7,107	15,282	20,787

Provision for Income Tax Expense	2,925	2,947	6,266	8,633

Net Income Available to Common Stockholders	$4,207	$4,160	$9,016	$12,154

Net Income Per Share Available to Common Stockholders:
Basic	$0.17	$0.20	$0.37	$0.58
Diluted	$0.17	$0.20	$0.36	$0.58

Weighted Average Common Shares Outstanding:
Basic	24,649,837	20,928,148	24,631,934	20,819,209
Diluted	24,845,899	21,145,159	24,845,212	21,052,560

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THE CHEFS’ WAREHOUSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 26, 2014 AND DECEMBER 27, 2013

(in thousands)

	September 26, 2014	December 27, 2013
	(unaudited)
Cash	$5,157	$20,014
Accounts receivable, net	88,299	76,413
Inventories, net	70,553	64,710
Deferred taxes, net	3,635	2,708
Prepaid expenses and other current assets	11,091	16,250
Total current assets	178,735	180,095

Restricted cash	—	5,578
Equipment and leasehold improvements, net	40,633	27,589
Software costs, net	4,701	2,265
Goodwill	77,532	78,026
Intangible assets, net	52,948	57,450
Other assets	3,683	3,755
Total assets	358,232	354,758

Accounts payable and accrued liabilities	32,082	33,925
Accrued liabilities	16,420	15,803
Accrued compensation	6,209	5,996
Current portion of long-term debt	7,252	6,867
Total current liabilities	61,963	62,591

Long-term debt, net of current portion	137,565	140,847
Deferred taxes, net	8,580	8,338
Other liabilities	8,929	10,917
Total liabilities	217,037	222,693

Preferred stock	—	—
Common stock	251	250
Additional paid in capital	97,518	96,973
Cumulative translation adjustment	(646)	(214)
Retained earnings	44,072	35,056
Stockholders’ equity	141,195	132,065

Total liabilities and stockholders’ equity	$358,232	$354,758

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THE CHEFS’ WAREHOUSE, INC.

CONDENSED CASH FLOW STATEMENT

FOR THE THIRTY-NINE WEEKS ENDED SEPTEMBER 26, 2014 AND SEPTEMBER 27, 2013

(unaudited; in thousands)

	September 27, 2014	September 27, 2013

Cash flows from operating activities:
Net Income	$9,016	$12,154

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,230	1,925
Amortization	4,405	3,537
Provision for allowance for doubtful accounts	759	443
Deferred credits	(50)	282
Deferred taxes	(1,071)	228
Amortization of deferred financing fees	640	405
Stock compensation	1,032	892
(Gain) loss on disposal of assets	(6)	4
Change in fair value of earnout	324	49
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(12,482)	(2,136)
Inventories	(6,013)	(1,262)
Prepaid expenses and other current assets	5,152	(133)
Accounts payable and accrued liabilities	(2,696)	(1,448)
Other liabilities	(92)	26
Other assets	(520)	(218)
Net cash provided by operating activities	628	14,748

Cash flows from investing activities:
Capital expenditures	(15,775)	(5,660)
Proceeds from asset disposals	50	—
Purchase price adjustment (cash paid) for acquisitions	400	(54,364)
Net cash used in investing activities	(15,325)	(60,024)

Cash flows from financing activities:
Change in restricted cash	5,578	4,800
Proceeds from senior secured notes	—	100,000
Net proceeds from secondary offering	—	75,060
Payment of debt	(5,211)	(3,652)
Payment of deferred financing fees	—	(1,230)
Borrowings under revolving credit line	—	70,800
Payments under revolving credit line	—	(145,800)
Surrender of shares to pay withholding taxes	(486)	(270)
Net cash (used in) provided by financing activities	(119)	99,708

Effect of foreign currency translation on cash and cash equivalents	(41)	66

Net (decrease) increase in cash and cash equivalents	(14,857)	54,498
Cash and cash equivalents at beginning of period	20,014	118
Cash and cash equivalents at end of period	$5,157	$54,616

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THE CHEFS’ WAREHOUSE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME

THIRTEEN AND THIRTY-NINE WEEKS ENDED SEPTEMBER 26, 2014 AND SEPTEMBER 27, 2013

(unaudited; in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 26, 2014	September 27, 2013	September 26, 2014	September 27, 2013

Net Income:	$4,207	$4,160	$9,016	$12,154
Interest expense	1,896	2,328	6,063	5,598
Depreciation	683	653	2,230	1,925
Amortization	1,468	1,236	4,405	3,537
Provision for income tax expense	2,925	2,947	6,266	8,633
EBITDA (1)	11,179	11,324	27,980	31,847

Adjustments:
Stock compensation (2)	314	303	1,032	892
Duplicate rent(3)	412	400	1,279	1,118
Investigation Costs (4)	13	—	638	—
Integration/Deal Costs (5)	127	—	564	—
Settlement with Seller (6)	(1,477)	—	(1,477)	—

Adjusted EBITDA (1)	$10,568	$12,027	$30,016	$33,857

1.	We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock to our key employees and our independent directors.
3.	Represents rent expense and other facility costs, including utilities and insurance, incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.
4.	Represents the costs incurred in our previously disclosed investigation of the accounting issue at Michael’s Finer Meats.
5.	Represents outside costs incurred to complete acquisitions and integrate acquisitions onto a common IT platform.
6.	Represents the payment received from the former owners of Michael’s Finer Meats in settlement of a dispute involving the previously disclosed accounting issue related to inventory.

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THE CHEFS’ WAREHOUSE, INC.

RECONCILIATION OF MODIFIED PRO FORMA NET INCOME TO NET INCOME

THIRTEEN AND THIRTY-NINE WEEKS ENDED SEPTEMBER 26, 2014 AND SEPTEMBER 27, 2013

(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 26, 2014	September 27, 2013	September 26, 2014	September 27, 2013

Net Income Available to Common Stockholders	$4,207	$4,160	$9,016	$12,154

Adjustments to Reconcile Modified Pro Forma Net Income to Net Income (1):
Duplicate Rent (2)	412	400	1,279	1,118
Investigation Costs (3)	13	—	638	—
Integration/Deal Costs (4)	127	—	564	—
Adjustment of Deferred Financing Fees (5)	—	—	—	(134)
Settlement With Sellers (6)	(1,477)	—	(1,477)	—
Tax Effect Adjustments (7)	379	(166)	(412)	(408)

Total Adjustments	(546)	234	592	576

Modified Pro Forma Net Income Available to Common Stockholders	$3,661	$4,394	$9,608	$12,730

Diluted Earnings per Share - Modified Pro Forma	$0.15	$0.21	$0.39	$0.60

Diluted Shares Outstanding - Modified Pro Forma (8)	24,845,899	21,145,159	24,845,212	21,052,560

1.	We are presenting modified pro forma net income available to common stockholders and modified pro forma EPS, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use modified pro forma net income available to common stockholders and modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma net income available to common stockholders and modified pro forma EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.	Represents rent expense and other facility costs, including utilities and insurance, incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.
3.	Represents the costs incurred in our previously disclosed investigation of the accounting issue at Michael’s Finer Meats.
4.	Represents outside costs incurred to complete acquisitions and integrate acquisitions onto a common IT platform.
5.	Represents adjustment of deferred financing fees in connection with refinancing our senior secured credit facilities in April 2012.
6.	Represents the payment received from the former owners of Michael’s Finer Meats in settlement of a dispute involving the previously disclosed accounting issue related to inventory.
7.	Represents the tax effect of items 2 through 6 above.

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THE CHEFS’ WAREHOUSE, INC.

RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2014

(unaudited; in thousands)

	Low-End Guidance	High-End Guidance

Net Income:	$14,300	$15,500
Provision for income tax expense	9,900	10,700
Depreciation & amortization	8,800	9,000
Interest expense	8,000	8,300
EBITDA (1)	41,000	43,500

Adjustments:
Stock compensation (2)	1,300	1,400
Duplicate rent (3)	1,500	1,600
Investigation costs (settlement) (4)	(800)	(900)
Integration costs (5)	700	700

Adjusted EBITDA (1)	$43,700	$46,300

1.	We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently projected results and which we believe, when considered with both our GAAP results and the reconciliation to estimated net income, provide a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our expectation regarding our operating performance relative to our estimated performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.	Represents non-cash stock compensation expense expected to be associated with awards of restricted shares of our common stock to our key employees and our independent directors.
3.	Represents rent and other facility costs, including utilities and insurance, expected to be incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.
4.	Represents the costs expected to be incurred in our investigation of the accounting issue at Michael’s Finer Meats, offset by the amount paid in settlement of the related dispute with the former owners of that business.
5.	Represents certain third party costs expected to be incurred to integrate and standardize Allen Brothers’ and Michael’s Finer Meats’ information technology, operations and financial systems.

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THE CHEFS’ WAREHOUSE, INC.

FULLY DILUTED EPS GUIDANCE FOR FISCAL 2014

	Low-End	High-End
	Guidance	Guidance

Net income per diluted share	$0.57	$0.62

Duplicate rent (2)	0.03	0.03
Investigation costs (settlement) (3)	(0.02)	(0.02)
Integration costs (4)	0.02	0.02

Modified pro forma net income per diluted share (5)	$0.60	$0.65

1.	Guidance is based upon an estimated effective tax rate of 41.0% and an estimated fully diluted share count of 25.0 million shares.
2.	Represents rent and other facility costs, including utilities and insurance, expected to be incurred in connection with the renovation and expansion of our Bronx, NY facility while we are unable to use the facility.
3.	Represents the costs expected to be incurred in our investigation of the accounting issue at Michael’s Finer Meats, offset by the amount paid in settlement of the related dispute with the former owners of that business.
4.	Represents third party costs expected to be incurred to integrate and standardize Allen Brothers’ and Michael’s Finer Meats’ information technology, operations and financial systems.
5.	We are presenting estimated modified pro forma EPS, which is not a measurement determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe this measure provides an additional metric to evaluate our currently projected results and which we believe, when considered with both our estimated GAAP results and the reconciliation to estimated net income per diluted share, provides a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma EPS as a performance measure permits a comparative assessment of our expectations regarding our estimated operating performance relative to our estimated operating performance based on our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

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